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                                                               EXHIBIT 5.1

                                 JONES, WALKER
                              WAECHTER, POITEVENT
                           CARRERE & DENEGRE, L.L.P.

                                March 18, 1997

Gulf Island Fabrication, Inc.
583 Thompson Road
Houma, Louisiana 70363

RE: Gulf Island Fabrication, Inc.
    Registration Statement on Form S-1
    2,300,000 Shares of Common Stock

Gentlemen:

  We have acted as your counsel in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed by Gulf Island Fabrication, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), on the date hereof, with respect to the registration of 2,300,000 shares of Common Stock no par value per share (the "Shares"), of the Company.

  In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

  Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,
                                          /s/ Jones, Walker, Waechter,
                                           Poitevent, Carrere
                                           & Denegre, L.L.P.
                                          JONES, WALKER, WAECHTER, POITEVENT,
                                           CARRERE, & DENEGRE, L.L.P.